Exhibit 16.1

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

June 26, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

Davi Luxury Brand Group, Inc. (the “Company”) provided to us a copy of the Company’s response to Item 4.01 of Form 8-K, dated June 24, 2013. We have read the Company’s statements included under Item 4.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP